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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-38489, 33-36657, 33-17558, 33-54143 and 333-19641 of Ogden
Corporation on Forms S-8 of our report dated February 9, 1999, appearing or incorporated by reference in the Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

New York, New York
March 29, 1999